Exhibit 99.1
INN OF THE MOUNTAIN GODS RESORT AND CASINO
ANNOUNCES EARNINGS RELEASE AND CONFERENCE CALL                 JUNE 17, 2005

Contact Information:

Richard W. Williams
Chief Financial Officer
Inn of the Mountain Gods Resort and Casino
Tele:  (505) 464-7002
email: rwilliams@imgresort.com

Mescalero, New Mexico --- Inn of the Mountain Gods Resort and Casino ("IMGRC"), a business enterprise of the Mescalero Apache Tribe (the "Tribe"), will release its fourth quarter and fiscal year ending April 30, 2005 financial results on Tuesday, June 28, 2005. IMGRC will discuss its fourth quarter and fiscal year end results during a conference call on Wednesday, June 29, 2005, at 11:00 a.m.
(EDT). The call can be accessed via telephone by dialing 800-819-9193 and providing the confirmation code 7495217. Interested parties should call at least ten minutes prior to the start of the conference call to register.

ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO

IMGRC is a business enterprise of the Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Tribe including Casino Apache Travel Center, Ski Apache and our new resort, which opened on May 20, 2005, and features a 273-room hotel, a 38,000 square foot casino (replacing our recently closed Casino Apache), a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.

FORWARD-LOOKING STATEMENTS

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in our Registration Statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") on February 27, 2004, as amended by Amendment Nos. 1, 2 and 3 to Form S-4 filed with the SEC on April 22, May 18 and June 10, 2004, respectively and on our Form 10-K filed with the SEC on July 29, 2004. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.